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EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Richard E. Forkey and Jack P.Dreimiller and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-3 in connection with the registration by Precision Optics Corporation, Inc., a Massachusetts corporation (the "Company"), of equity securities, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and issuance of such shares with Blue Sky authorities; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

May 10, 2004	/s/ RICHARD E. FORKEY Richard E. Forkey, Chief Executive Officer, President, Treasurer and Director
May 10, 2004	/s/ JACK P. DREIMILLER Jack P. Dreimiller, Senior Vice President, Finance, Chief Financial Officer and Clerk
May 10, 2004	/s/ JOEL R. PITLOR Joel R. Pitlor, Director
May 11, 2004	/s/ EDWARD A. BENJAMIN Edward A. Benjamin, Director
May 8, 2004	/s/ ROBERT R. SHANNON Robert R. Shannon, Director

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POWER OF ATTORNEY